SCHEDULE A

FEE SCHEDULE

FOR

GLOBAL CUSTODY AND AGENCY SERVICES

from

JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”)

Global Custody Core Service Fees (all funds except ProShares Morningstar Alternatives Solution ETF)

*All Fees Basis: U.S. Dollar

Safekeeping and Administration – For the custody of securities at J.P. Morgan’s agents, including income processing, Autocredit* (where available) and associated tax reclamations, corporate actions processing, plus general securities account maintenance. Safekeeping charges are applied to the market value of assets held at the end of the billing period.

Transactions – For the entry and settlement of all trades and “free” transfers, including, where available, Contractual Settlement Date Accounting**. Transaction charges are applied to all securities transactions (including receipts/deliveries versus payment and free receipts/deliveries), effected during the billing period. Transaction prices below presume that J.P. Morgan receives valid instructions in an electronic format that enables straight-through processing (STP), when applicable; trade instructions that require manual input or repair will incur an additional surcharge.

*	Autocredit – The automatic posting of eligible cash dividends and interest income to cash accounts on pay date, regardless of whether or not J.P. Morgan has actually received the income from the issuing company or its agent. This service is available at J.P. Morgan’s discretion and in accordance with any global custody agreement.
**	Contractual Settlement Date Accounting (CSDA) – The provision of a facility that automatically credits/debits proceeds of eligible trades on contractual settlement date, whether or not the trade has actually settled in the market. This service is available at J.P. Morgan’s discretion.

Safekeeping and Administration charges (per annum) and Transaction charges (per security movement). These global custody fees are all the fees contemplated in Section 4.1 of the Global Custody Rider to this agreement.

Country of Holding	Safekeeping and Administration Basis Point Fee	Transactions (Buys/Sells, Receive/Deliver Free) $ Fee per STP Transaction
Argentina	[redacted]	[redacted]
Australia	[redacted]	[redacted]
Austria	[redacted]	[redacted]
Belgium	[redacted]	[redacted]
Brazil	[redacted]	[redacted]
Canada	[redacted]	[redacted]
Chile	[redacted]	[redacted]
China	[redacted]	[redacted]
Clearstream	[redacted]	[redacted]
Colombia	[redacted]	[redacted]
Czech Republic	[redacted]	[redacted]
Denmark	[redacted]	[redacted]
Egypt	[redacted]	[redacted]
Euroclear	[redacted]	[redacted]
Finland	[redacted]	[redacted]
France	[redacted]	[redacted]
Germany	[redacted]	[redacted]
Greece	[redacted]	[redacted]
Hong Kong	[redacted]	[redacted]
Hungary	[redacted]	[redacted]
India	[redacted]	[redacted]
Indonesia	[redacted]	[redacted]
Ireland	[redacted]	[redacted]
Israel	[redacted]	[redacted]
Italy	[redacted]	[redacted]
Japan	[redacted]	[redacted]
Jordan	[redacted]	[redacted]
Korea	[redacted]	[redacted]
Luxembourg	[redacted]	[redacted]
Malaysia	[redacted]	[redacted]
Mexico	[redacted]	[redacted]
Morocco	[redacted]	[redacted]
Netherlands	[redacted]	[redacted]
New Zealand	[redacted]	[redacted]
Norway	[redacted]	[redacted]
Pakistan	[redacted]	[redacted]
Peru	[redacted]	[redacted]
Philippines	[redacted]	[redacted]
Poland	[redacted]	[redacted]
Portugal	[redacted]	[redacted]
Qatar	[redacted]	[redacted]
Russia	[redacted]	[redacted]
Singapore	[redacted]	[redacted]
South Africa	[redacted]	[redacted]
Spain	[redacted]	[redacted]
Sweden	[redacted]	[redacted]
Switzerland	[redacted]	[redacted]
Taiwan	[redacted]	[redacted]
Thailand	[redacted]	[redacted]
Turkey	[redacted]	[redacted]
United Arab Emirates	[redacted]	[redacted]
United Kingdom	[redacted]	[redacted]
United States	[redacted]	[redacted]

U.S. Transaction Fees	Fee per Transaction
Transactions - DTC	[redacted]
Transactions - FBE	[redacted]
Transactions - Physical/Private Placement	[redacted]

Other Transaction Fees	Fee per Transaction
Wires	[redacted]
Interaccount Transfer (Cash and Securities, per side)	[redacted]
Cancelled Trade (in addition to transaction fee)	[redacted]
Amendments (in addition to transaction fee)	[redacted]
Manual Instruction Surcharge (in addition to transaction fee)*	[redacted]

*	[redacted]

Global Custody Core Service Fees (ProShares Morningstar Alternatives Solution ETF)

	Safekeeping & Administration	Transactions (Buys/Sells, Receive/Deliver Free)
Country of Settlement	Basis Point Fee (annual)	Fee per STP Transaction
United States	[redacted]	[redacted]

U.S. Transaction Fees	Fee per Transaction
Transactions - DTC	[redacted]
Transactions - FBE	[redacted]
Transactions - Physical/Private Placement	[redacted]
Futures/Options	[redacted]

Other Transaction Fees	Fee per Transaction
Checks	[redacted]
Wires	[redacted]
CLS Transactions (per leg)	[redacted]
Interaccount Transfer (Cash and Securities, per side)	[redacted]
Memo Posting *	[redacted]
Cancelled Trade (in addition to transaction charge)	[redacted]
Amendments (in addition to transaction charge)	[redacted]
Manual Instruction Surcharge (in addition to transaction charge) **	[redacted]
Electronic Non-STP Surcharge (in addition to transaction charge) ***	[redacted]
Manual Corporate Action Instruction	[redacted]
Proxy (per vote)	[redacted]

*	[redacted]
**	[redacted]
***	[redacted]

Out-of-Pocket Fees (Custody Only)

The Trust shall reimburse J.P. Morgan for all reasonable out-of-pocket expenses incurred on its behalf.

ETF Authorized Participant Fee

J.P. Morgan shall be entitled to receive transaction fees from Authorized Participants (APs) according to the following schedule.

J.P. Morgan is entitled to transaction fees even if the fee is not delivered or required to be delivered from the Authorized Participant. If the transaction fee is not delivered by the Authorized Participant than the fee will be paid to J.P. Morgan by the relevant fund.

Transaction fee schedule charged to create or redeem Creation Units regardless of number of units redeemed or created for an order:

Fund Type/Name	AP Fee
All Geared Funds	[redacted	]
ProShares Morningstar Alternatives Solutions ETF	[redacted	]
ProShares CDS Short North American HY Credit ETF	[redacted	]
ProShares Hedged FTSE Europe ETF*	[redacted	]
ProShares Hedged FTSE Japan ETF*	[redacted	]
ProShares MSCI EAFE Dividend Growers ETF	[redacted	]
ProShares MSCI Europe Dividend Growers ETF	[redacted	]
ProShares S&P 500 Dividend Aristocrats ETF	[redacted	]
ProShares S&P MidCap 400 Dividend Aristocrats ETF	[redacted	]
ProShares Russell 2000 Dividend Growers ETF	[redacted	]
ProShares Short Term USD Emerging Markets Bond ETF	[redacted	]
ProShares German Sovereign/Sub-Sovereign ETF	[redacted	]
ProShares Hedge Replication ETF	[redacted	]
ProShares Merger ETF	[redacted	]
ProShares RAFI Long/Short	[redacted	]
ProShares High Yield-Interest Rate Hedged	[redacted	]
ProShares Investment Grade–Interest Rate Hedged	[redacted	]
ProShares S&P 500 Ex-Energy ETF	[redacted	]
ProShares S&P 500 Ex-Financials ETF	[redacted	]
ProShares S&P 500 Ex-Technology ETF	[redacted	]
ProShares S&P 500 Ex-Health Care ETF	[redacted	]
ProShares Large Cap Core Plus	[redacted	]
ProShares Global Listed Private Equity ETF	[redacted	]
ProShares DJ Brookfield Global Infrastructure ETF	[redacted	]
ProShares MSCI Emerging Markets Dividend Growers ETF	[redacted	]
ProShares USD Covered Bond	[redacted	]

ProShares Managed Futures Strategy ETF	[redacted	]
ProShares K-1 Free Crude Oil Strategy ETF	[redacted	]
ProShares Equities for Rising Rates ETF	[redacted	]
ProShares Long Online-Short Stores ETF	[redacted	]
ProShares S&P 500 Bond ETF	[redacted	]
ProShares Online Retail ETF	[redacted	]

*	[redacted]